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                                                                   EXHIBIT 10.14


                               AMENDMENT TO LEASE


This Amendment to Lease (the "Amendment") is dated for reference purposes only as of November 11, 1999, by and between 505 Hamilton Avenue Partners, A California Limited Partnership successor in interest to 505 Hamilton Avenue Partners, a California General Partnership ("Landlord"), and Garage.com, A California Corporation ("Tenant").


                                    RECITALS

This Amendment is made with reference to the following facts and objectives:

A. Landlord and Garage.com entered into that certain Lease (the "Lease") dated March 10, 1998 by which Landlord leased to Garage.com and Garage.com leased from Landlord the premises located at 420 Florence Street, Palo Alto, California 94301 (the "Premises"), comprising of 3,945 total rentable square feet of which approximately 2,580 rentable square feet is located on the third floor (Suite 300) and approximately 1,365 rentable square feet is located on the first floor (Suite 102).

B. The term of the Lease commenced on March 15, 1998 and will expire on April 14, 2002.

C. Landlord and Tenant herein desire to modify the provisions of the Lease as set forth below.


NOW THEREFORE, for and in consideration of the mutual covenants and obligations set forth herein, Landlord and Tenant hereby agree as follows:


1. Premises. The original Premises of 3,945 total rentable square feet on the third floor (2,580 rentable square feet) and first floor (1,365 rentable square feet) shall be increased by approximately 3,703 rentable square feet (the "Expansion Space") on the second floor (Suite 200), for a total Premises now consisting of approximately 7,648 (3,945 + 3,703) rentable square feet located at 420 Florence Street, Palo Alto, California 94301, thereinafter referred to as the Premises.

2. Term. The Term for the Expansion Space, shall be co-terminus with the Lease and shall be 32 Months and 14 Days as follows:

                        Commencement Date:      July 1, 1999
                        Expiration Date:        March 14, 2002

      The Expiration Date for the Premises shall be revised to March 14, 2002.

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3.   Monthly Base Rent. The initial Monthly Base Rent for the Expansion Space shall be $4.50 per square foot per month, effective July 1, 1999, and shall be subject to a 4% increase on each Lease anniversary date (March 15), pursuant to the Lease Summary of the Lease. Therefore, the Monthly Base Rent for the Premises, shall be as follows:

               Months                   Base Monthly Rent
               ------                   -----------------
               7/1/99  - 3/14/00            $30,946.00
               3/15/00 - 6/30/00            $32,171.00
               7/1/00  - 3/14/01            $34,057.00
               3/15/01 - 4/14/02            $35,431.00

4. Operating Expenses and Tax Expenses. Tenant shall pay for its allocable share of the increase in the building Operating Expenses and Tax Expenses over the 1998 Base Year per the Lease Summary of the Lease. However, as a result of this Amendment, Tenant's allocable share of the building Operating Expenses and Tax Expenses will increase from 43.6% to 81%.

5. Security Deposit. Upon execution of this Amendment by Tenant, Tenant shall deliver to Landlord the sum of Fourteen Thousand Eight Hundred Fifty Dollars and 00/100 ($14,850.00) to increase the Security Deposit held by Landlord to Forty Nine Thousand Six Hundred Forty-Five Dollars and 00/100 ($49,645.00).

6. As-Is Condition. Tenant accepts the Premises in its "As-Is" condition and acknowledges and agrees that Landlord shall have no obligation to perform any improvements to the Premises.

7.   Parking. No parking shall be provided.

8. Brokerage Fees. Any and all brokerage commissions shall be paid by Tenant. Tenant hereby agrees to indemnify, defend, protect and hold Landlord harmless from and against any and all claims for commissions arising from its dealing with any broker, finder or agent.

9. No Further Modifications. Except as expressly modified by the terms and conditions of this Amendment, all other terms, conditions and provisions of the Lease shall remain unmodified and in full force and effect.

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In WITNESS WHEREOF, Landlord and Tenant have executed this Amendment effective as of the date first above written.

LANDLORD:

505 Hamilton Avenue Partners, A California Limited Partnership
By: Palo Alto Properties, LLC, its general partner
 By: King Asset Management Corporation, its Manager




By: /s/ CHARLES W. KING JR.
    -------------------------------------
           Charles W. King Jr.

Its:         Vice-President



TENANT:

GARAGE.COM, a California Corporation




By:       /s/ WILLIAM REICHERT
    -------------------------------------
Print Name:   William Reichert
            -----------------------------
Title:   President
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Date:   12/1/99
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By:
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Print Name:
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Title:
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Date:
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